Exhibit 99.B(a)(iii)

FORM OF

AMENDED AND RESTATED
SCHEDULE A
DATED MARCH 21, 2014
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST

SCHEDULE OF PORTFOLIOS AND CLASSES

Portfolio	Classes	Series Creation Date
1. Cutwater High Yield Fund*	Class A/Class C/Institutional†	January 22, 2007
2. Cutwater Multi-Sector Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
3. Cutwater Investment Grade Bond Fund*	Class A/Class C/Institutional†	January 22, 2007
4. Cutwater Municipal Bond Inflation Protection Fund*	Class A/Class C/Institutional†	January 22, 2007
5. Lateef Fund	Class A/Class C/Class I	August 2, 2007
6. Boston Advisors Broad Allocation Strategy Fund	Class A‡/Institutional	June 11, 2010
7. WHV International Equity Fund	Class A/Class C§/Class I	September 19, 2008
8. Pemberwick Fund		June 12, 2009
9. Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
10. Pacific Capital Tax-Free Securities Fund	Class Y	February 9, 2010
11. Pacific Capital Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
12. Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
13. Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
14. Polen Growth Fund	Class A**/Class C**/Retail Class††/Institutional Class	March 26, 2010

*  Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Bond Inflation Protection were known as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Bond Inflation Protection Fund, respectively.

†  On June 11, 2010, Class A Shares and Class C were added and Retail Class was terminated.

‡  On December 15, 2010, Class A Shares were added.

§  On June 20, 2013, Class C Shares were added.

**  On December 18, 2013, Class A Shares and Class C were added.

††  On June 11, 2010, Retail Class Shares were added.

Portfolio	Classes	Series Creation Date
15. DuPont Capital Emerging Markets Fund	Class I‡‡	June 11, 2010
16. DuPont Capital Emerging Markets Debt Fund	Class I‡‡	June 23, 2011
17. Montibus Small Cap Growth Fund§§	Class A/Advisor Class/Institutional Class	December 15, 2010
18. EIC Value Fund	Class A/Class C/Institutional Class/Retail Class***	December 15, 2010
19. Origin International Equity Fund	Class I	June 14, 2012
20. Gotham Absolute Return Fund	Institutional Class	August 24, 2012
21. Gotham Enhanced Return Fund	Institutional Class	March 21, 2013
22. Gotham Neutral Fund	Institutional Class	June 3, 2013
23. Quality Dividend Fund	Class A/Class C/Institutional Class†††	June 3, 2013
24. WHV/Seizert Small Cap Value Equity Fund	Class A/Class C/Class I	June 3, 2013
25. Bradesco Latin American Equity Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
26. Bradesco Brazilian Hard Currency Bonds Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
27. Sirios Focus Fund	Class A/Class C/Institutional Class/Retail Class	August 21, 2013
28. Mount Lucas U.S. Focused Equity Fund	Class I/Class II	September 24, 2013
29. U.S. Government Money Market Fund		September 24, 2013
30. SkyBridge Dividend Value Fund	Class A /Class I	December 18, 2013
31. WHV/EAM International Small Cap Equity Fund	Class A/Class I	March 21, 2014
32. WHV/EAM Emerging Markets Small Cap Equity Fund	Class A/Class I	March 21, 2014
33. Polen Global Growth Fund	[Class A/Class C/Institutional Class/Retail Class]	March 21, 2014

‡‡  On August 21, 2013, Class A Shares, Class C Shares and Class D Shares were terminated.

§§  Prior to April 30, 2012, the Timberline Small Cap Growth Fund was known as the “TW Small Cap Growth Fund.”

***  On March 24, 2011, Class C and Retail Class were added.

†††  On June 20, 2013, Institutional Class Shares were added.